Exhibit 99.3
JOINT FILING AGREEMENT
Pursuant to Rule 13d-1(k) (1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of shares of Common Stock of Ultralife Corporation.

Dated:  November 9, 2026

WHITMORE BRADFORD T.

Signature:  Bradford T. Whitmore
Name/Title:  Bradford T. Whitmore

GRACE INVESTMENTS, LLC

Signature:  INV-GP, LLC
Name/Title:  General Partner

Signature:  MOBCAT, LLC
Name/Title:  Manager

Signature:  Whitmore Holdings, LLC
Name/Title:  Manager

Signture:  Bradford T. Whitmore
Name/Title:  Bradford T. Whitmore, Manager

INV-GP, LLC

Signature:  MOBCAT, LLC
Name/Title:  Sole Member

Signature:  Bradford T. Whitmore
Name/Title:  Bradford T. Whitmore, Manager

MOBCAT, LLC

Signature:  Whitmore Holdings, LLC
Name/Title:  Manager

Signature:  Bradford T. Whitmore
Name/Title:  Bradford T. Whitmore, Manager

STRANDLER, LLC

Signature:  Whitmore Holdings, LLC
Name/Title:  Manager

Signature:  Bradford T. Whitmore
Name/Title:  Bradford T. Whitmore, Manager

WHITMORE HOLDINGS, LLC

Signature:  Bradford T. Whitmore
Name/Title:  Bradford T. Whitmore, Manager

BRADFORD WHITMORE TRUST

Signature:  Bradford T. Whitmore
Name/Title:  Bradford T. Whitmore, Trustee